UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 23, 2005

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 27, 2005, the Company filed a Current Report on Form 8-K reporting in Item 2.05 (the “Report”) regarding approval by its Board of Directors of a preliminary plan of facility consolidations and organizational restructuring resulting from the Company’s January 4, 2005 acquisition of Integris Metals, Inc. The primary goals of the restructuring plan are to integrate the corporate staff functions of the two companies and to increase operating efficiencies through consolidating sales offices and service centers of the Company’s wholly owned subsidiaries, Joseph T. Ryerson & Son, Inc., Integris Metals, Inc., and J.M. Tull Metals Company. The information contained in the Report is incorporated in this report by reference.

As previously reported in the Report, most of the costs associated with the restructuring at Integris Metals, Inc. headquarters and facilities will be accounted for as part of the purchase price for the acquisition of Integris Metals, Inc. by the Company.

At the time the Company filed the Report, it was unable in good faith to make a determination of an estimate or range of estimates for costs and expenses associated with exit and disposal activities as required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. The Company has now determined that the expected total pre-tax charge related to the exit and disposal activities will range from $7 million to $11 million, primarily attributable to non-Integris facilities and employees. The charge consists of employee-related costs, including severance and post-retirement benefits, and tenancy and other costs. Approximately half of the charge for exit and disposal activities is expected to result in cash expenditures. Most of this charge will be recorded during 2006 in accordance with FASB Statement of Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, and related guidance.

The Company also expects to incur additional operating expenses and cash outflows totaling approximately $5 million to $8 million, primarily for the cost of moving equipment and inventory resulting from the facility closures and consolidation with existing locations during 2006.

The Company expects to realize annualized cost savings in excess of $50 million resulting from the consolidation of facilities and integration of administrative functions impacting approximately 20 facilities and 400 employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: October 26, 2005	By:	/s/ Lily L. May
Lily L. May
	Its:	Vice President, Controller and
Chief Accounting Officer